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                                                                   EXHIBIT 23.02


                    CONSENT OF VOCKER KRISTOFFERSON AND CO.


We hereby consent to the use of our reports, with respect to the audited balance sheet of AeroMax, Inc., dated March 6, 1997, and with respect to the audited financial statements of each of JetFleet Aircraft, L.P., and JetFleet Aircraft II, L.P., dated February 6, 1997, in the Form S-4 Registration Statement filed for AeroMax, Inc. We also consent to the reference to our firm under the caption "EXPERTS" in the Prospectus.




                                        /s/ Vocker Kristofferson and Co.
                                        --------------------------------

                                            VOCKER KRISTOFFERSON AND CO.
                                            April 7, 1997